UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2015

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officers

On April 23, 2015, Globus Medical, Inc. (the “Company”) announced the appointment of Daniel T. Scavilla as the Company’s Senior Vice President and Chief Financial Officer, effective May 4, 2015.

Prior to joining the Company, Mr. Scavilla, age 50, spent 28 years in various positions with Johnson & Johnson (NYSE: JNJ), including most recently serving as Chief Financial Officer, Global Vice President Finance & Business Operations of Johnson & Johnson Vision Care from February 2012 to December 2015, and previously as Chief Financial Officer, Worldwide Vice President Finance of Advanced Sterilization Products, the infection prevention branch of J&J Medical Devices from October 2007 to January 2012. Mr. Scavilla earned a B.S. degree from LaSalle University and an M.B.A. from Temple University.

On April 23, 2015, the Company issued a press release announcing the appointment of Mr. Scavilla as its Senior Vice President and Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release announcing the appointment of Mr. Scavilla as its Senior Vice President and Chief Financial Officer dated April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	April 24, 2015	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Senior Vice President of Business Development,
General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description

99.1	Press release announcing the appointment of Mr. Scavilla as its Senior Vice President and Chief Financial Officer dated April 23, 2015